                                                                     Exhibit 8.1

      [Letterhead of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.]


                                 May 11, 2000


    CuraGen Corporation
    555 Long Wharf Drive, 11th Floor
    New Haven, CT 06511

    Re:  Tax Opinion - Form S-3 Registration Statement
         ---------------------------------------------

    Ladies and Gentlemen:

         You have requested our opinion regarding certain federal income tax aspects of the issuance of convertible subordinated debentures by CuraGen Corporation (the "Company"), as described in the Registration Statement on Form S-3 (File No. 333 -32756), as amended, filed with the Securities Exchange Commission on the date hereof (the "Registration Statement"). Our opinion described herein is based upon our review of the Registration Statement and our assumption that the Issuance will take place in accordance with the description included in the Registration Statement.

                                    Opinion
                                    -------

         Based on the foregoing and on the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date of this letter, it is our opinion that the statements of law and conclusions of law included in the Registration Statement under the heading "Certain Federal Income Tax Consequences" are, in all material respects, true, correct and complete. No opinion is expressed regarding any statements, assumptions, or opinions regarding factual matters contained in the Registration Statement.

         Should any of the facts, assumptions or understandings referred to above prove incorrect, please let us know so that we may consider the effect, if any, on our opinion. No assurances can be given that any of the foregoing authorities will not be modified, revoked, supplemented, revised, reversed or overruled or that any such modification, revocation, supplementation, revision, reversal or overruling will not adversely affect the opinion set forth above.

May 11, 2000
Page 2

         We understand that this opinion is to be used in connection with the registration of the shares of the Company's Common Stock pursuant to the Securities Act of 1933, as amended. We consent to the filing of this opinion in connection with and as a part of the Registration Statement on Form S-3 and amendments thereto. We also hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement.
    In giving such consents, however, we do not hereby admit that we are acting within the category of the persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,

                                        /s/ MINTZ, LEVIN, COHN, FERRIS,
                                            GLOVSKY AND POPEO, P.C.

                                        MINTZ, LEVIN, COHN,
                                        FERRIS, GLOVSKY AND
                                        POPEO, P.C.